Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

BY SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted by Section 906 of the Sarbanes—Oxley Act of 2002, the undersigned, as President and Chief Executive Officer of STR Holdings, Inc. (the “Company”), does hereby certify that to my knowledge:

1.                                      the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2014	/s/ ROBERT S. YORGENSEN
	Name:	Robert S. Yorgensen
	Title:	President and Chief Executive Officer (Principal Executive Officer)